Exhibit 99.1

Oceaneering Reports First Quarter 2018 Results

HOUSTON, April 25, 2018 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported a net loss of $49.1 million, or $(0.50) per share, on revenue of $416 million for the three months ended March 31, 2018. Excluding the impacts of $9.0 million of adjustments, comprised of foreign currency exchange losses and tax adjustments related to discrete tax items, adjusted net loss was $40.2 million, or $(0.41) per share.

For the fourth quarter of 2017, Oceaneering reported net income of $174 million, or $1.76 per share, on revenue of $484 million. Adjusted net loss was $8.0 million, or $(0.08) per share, reflecting the impact of $182 million of adjustments, primarily a $189 million noncash tax benefit due to the United States tax reform.

Adjusted operating income (loss), operating margin, net income (loss) and earnings (loss) per share, EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins and forecasted 2018 EBITDA) and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and EBITDA Margins, 2018 EBITDA Estimates, Free Cash Flow, Adjusted Operating Income and Margins by Segment, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	Three Months Ended
	Mar 31,		Dec 31,

	2018	2017	2017

Revenue	$416,413	$446,176	$484,175
Gross Margin	18,828	44,855	41,299
Income (Loss) from Operations	(27,149)	(150)	(9,115)
Net Income (Loss)	(49,133)	(7,534)	173,568

Diluted Earnings (Loss) Per Share (EPS)	$(0.50)	$(0.08)	$1.76

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "Our consolidated first quarter operating results met our expectations, and reflected the seasonality and timing of projects within our energy services businesses. We are pleased that each of our operating segments generated positive EBITDA, and our consolidated adjusted EBITDA of $25.2 million was in line with consensus published estimates.

"During the quarter, we generated $5.6 million of cash flow provided by operating activities, and utilized $25.7 million of cash to organically grow our portfolio of services and products. Our recent $68.4 million acquisition of Ecosse reflects our commitment to expand our service line capabilities, grow our market position within the offshore renewable energy market, and provide our customers with proven tools to optimize installation projects.

"We recorded a $5.9 million tax provision during the quarter, that included $2.4 million of discrete items, primarily related to the accounting for share-based compensation. Our tax expense varied from our guidance primarily due to the geographic mix of operating revenues and results that generated taxes in certain jurisdictions that exceeded the tax benefit from losses and credits in other jurisdictions.

"Operationally, compared to the adjusted fourth quarter of 2017, first quarter ROV operating income declined as expected. Excluding the impact of the fourth-quarter equipment sale, average ROV revenue per day on hire decreased, due primarily to a shift in geographic mix. Our average daily cost increased due to additional costs associated with reactivating and mobilizing ROVs. ROV adjusted EBITDA margin declined to 29%.

"Days on hire increased 2% as our fleet utilization improved to 44% from 42%.  At the end of March 2018, our fleet size remained at 279 vehicles.  Our fleet use mix during the quarter was 70% in drill support and 30% vessel-based activity. At the end of March, we had ROVs on 85, or 58%, of the 147 floating rigs under contract. This compares to having ROVs on 56% of the 147 floating rigs contracted at the end of December 2017.

"Compared to the fourth quarter, Subsea Products first quarter operating income declined less than expected on a 19% reduction in quarterly revenues. Our better-than-expected operating results were achieved by manufactured products being able to pull forward certain projects into the first quarter.  Our Subsea Products backlog at March 31, 2018 was $240 million, compared to our December 31, 2017 backlog of $276 million. The backlog decline was largely attributable to manufactured products' low umbilical order intake. Our book-to-bill ratio for the first quarter was 0.71 and for the trailing twelve months was 0.72.

"Sequentially, Subsea Projects revenue and operating results decreased, resulting from timing of projects and lower seasonal U.S. Gulf of Mexico demand for vessels, offset somewhat by increased vessel activity offshore Angola. Asset Integrity operating income was near breakeven, as projected, on slightly lower revenue, due to seasonality.

"For our non-energy segment, Advanced Technologies, first quarter 2018 operating income declined compared to the fourth quarter 2017, due to lower government related work, as expected. However, we did not achieve the improvement in operating income that we projected in the first quarter 2018 due to unanticipated costs in our automated guided vehicles commercial business. In addition, as expected, Unallocated Expenses were higher in the first quarter 2018, compared to the fourth quarter 2017.

"For the second quarter, compared to the first quarter, we anticipate quarterly operating profitability and improvements from all of our business segments, with the exception of Subsea Products, due to the pull-forward of projects into the first quarter, as previously mentioned. Unallocated Expenses are expected to continue to be in the upper-$20 million range.

"Based on our first quarter results, and our expectations for the remainder of the year, we are reaffirming our prior guidance for 2018. For the year, we anticipate generating $140 million to $180 million of EBITDA, with positive EBITDA contributions from each of our operating segments. While we expect our recent acquisition of Ecosse to be accretive to 2018 cash flow and earnings, we are maintaining our prior 2018 EBITDA guidance range. At the segment level, we still expect our overall ROV fleet utilization to improve to the low 50% range and ROV EBITDA margin to be in the low 30% range. For Subsea Products, we continue to project full-year operating margins in the low- to mid-single digit range.

"We continue to project an increase in offshore activities and contract awards during the second half of 2018, which should result in a Subsea Products book-to-bill ratio exceeding 1.0 for the full year. This expectation, along with an improvement in Advanced Technologies commercial businesses, gives us confidence in maintaining our 2018 EBITDA guidance. However, we are no longer providing guidance as to our 2018 annual effective tax rate due to the short-term nature of much of our work and a continuous shifting of geographic mix of our operating revenues and results. These conditions do not allow for meaningful guidance on an effective tax rate."

This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: belief that the acquisition of Ecosse will help grow Oceaneering's market position within the renewable energy market and provide its customers with proven tools to optimize their offshore installation projects; expected contributions to cash flow and earnings from Ecosse; outlook and EBITDA guidance for the full year and second quarter of 2018; anticipated EBITDA, EBITDA contributions from each of its segments, expected contributions of its segments to 2018 operating results; expectations of ROV fleet utilization and EBITDA margins; expectations of Subsea Products margins and book-to-bill ratio; and overall view of the markets. The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry; supply and demand of drilling rigs; oil and natural gas demand and production growth; oil and natural gas prices; fluctuations in currency markets worldwide; future global economic conditions; the loss of major contracts or alliances; future performance under our customer contracts; and the effects of competition. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

Oceaneering is a global provider of engineered services and products, primarily to the offshore energy industry. Through the use of its applied technology expertise, Oceaneering also serves the defense, entertainment, and aerospace industries.
For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Suzanne Spera
Director, Investor Relations
Oceaneering International, Inc.
713-329-4707
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

		Mar 31, 2018	Dec 31, 2017
		(in thousands)
ASSETS
Current Assets (including cash and cash equivalents of $334,910 and $430,316)		$1,105,745	$1,187,402
Net Property and Equipment		1,054,323	1,064,204
Other Assets		768,613	772,344
TOTAL ASSETS		$2,928,681	$3,023,950

LIABILITIES AND EQUITY
Current Liabilities		$372,522	$435,797
Long-term Debt		785,068	792,312
Other Long-term Liabilities		132,888	131,323
Equity		1,638,203	1,664,518
TOTAL LIABILITIES AND EQUITY		$2,928,681	$3,023,950

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	Mar 31, 2018	Mar 31, 2017	Dec 31, 2017
	(in thousands, except per share amounts)

Revenue	$416,413	$446,176	$484,175
Cost of services and products	397,585	401,321	442,876
Gross Margin	18,828	44,855	41,299
Selling, general and administrative expense	45,977	45,005	50,414
Income (loss) from Operations	(27,149)	(150)	(9,115)
Interest income	2,592	1,337	1,976
Interest expense	(9,371)	(6,268)	(5,300)
Equity earnings (losses) of unconsolidated affiliates	(843)	(980)	(185)
Other income (expense), net	(8,474)	(2,556)	(2,154)
Income (loss) before Income Taxes	(43,245)	(8,617)	(14,778)
Provision (benefit) for income taxes	5,888	(1,083)	(188,346)
Net Income (loss)	$(49,133)	$(7,534)	$173,568

Weighted average diluted shares outstanding	98,383	98,138	98,852
Diluted Earnings (Loss) per Share	$(0.50)	$(0.08)	$1.76

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION
		For the Three Months Ended
		Mar 31, 2018	Mar 31, 2017	Dec 31, 2017
		($ in thousands)

Remotely Operated Vehicles	Revenue	$85,594	$94,022	$91,584
	Gross Margin	$4,955	$13,022	$9,154
Operating Income (Loss)		$(2,398)	$5,925	$1,056
Operating Income (Loss)%		(3)%	6%	1%
	Days available	25,138	25,219	25,737
	Days utilized	11,034	11,488	10,785
	Utilization	44%	46%	42%

Subsea Products	Revenue	$126,688	$150,639	$156,398
	Gross Margin	$15,005	$24,991	$24,384
Operating Income		$1,755	$11,483	$11,121
Operating Income %		1%	8%	7%
Backlog at end of period		$240,000	$407,000	$276,000

Subsea Projects	Revenue	$56,860	$62,956	$73,376
	Gross Margin	$1,117	$4,024	$4,348
Operating Income (Loss)		$(2,359)	$187	$580
Operating Income (Loss) %		(4)%	—%	1%

Asset Integrity	Revenue	$61,288	$52,658	$64,830
	Gross Margin	$8,018	$8,381	$9,243
Operating Income		$1,679	$2,267	$2,159
Operating Income %		3%	4%	3%

Advanced Technologies	Revenue	$85,983	$85,901	$97,987
	Gross Margin	$7,822	$10,072	$8,383
Operating Income		$1,668	$5,026	$2,779
Operating Income %		2%	6%	3%

Unallocated Expenses
Gross Margin		$(18,089)	$(15,635)	$(14,213)
Operating Income		$(27,494)	$(25,038)	$(26,810)

TOTAL	Revenue	$416,413	$446,176	$484,175
	Gross Margin	$18,828	$44,855	$41,299
Operating Income (Loss)		$(27,149)	$(150)	$(9,115)
Operating Income (Loss) %		(7)%	—%	(2)%

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended
	Mar 31, 2018	Mar 31, 2017	Dec 31, 2017
	(in thousands)

Capital expenditures, including acquisitions	$94,130	$17,807	$33,780

Depreciation and Amortization:
Oilfield
Remotely Operated Vehicles	$27,642	$29,229	$27,445
Subsea Products	14,025	12,999	13,437
Subsea Projects	8,313	8,080	8,127
Asset Integrity	1,848	1,460	2,336
Total Oilfield	51,828	51,768	51,345
Advanced Technologies	766	797	794
Unallocated Expenses	1,534	1,098	900
Total depreciation and amortization	$54,128	$53,663	$53,039

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income and Diluted Earnings per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2018 EBITDA Estimates and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margins, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA margins, Adjusted EBITDA and Adjusted EBITDA margins, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA margins and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Mar 31, 2018		Mar 31, 2017		Dec 31, 2017
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
	(in thousands, except per share amounts)

Net Income (Loss) and Diluted EPS as reported in accordance with GAAP	$(49,133)	$(0.50)	$(7,534)	$(0.08)	$173,568	$1.76
Pre tax adjustments for the effects of:
Charge related to prior year non-income related taxes	—		—		700
Foreign currency (gains) losses	8,315		2,153		1,750
Total pre-tax adjustments	8,315		2,153		2,450

Tax effect on pre-tax adjustments at the statutory rate in effect for respective periods	(1,746)		(754)		(858)
Tax effect related to recent United States tax reform	—		—		(189,117)
Discrete tax items	2,400		2,100		(7,350)
Difference in tax provision on income before taxes in accordance with GAAP	—		(167)		13,294

Total of adjustments	8,969		3,332		(181,581)
Adjusted Net Income (Loss)	$(40,164)	$(0.41)	$(4,202)	$(0.04)	$(8,013)	$(0.08)

Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		98,383		98,138		98,279

Notes:

Discrete items consist of share-based compensation for the three months ended March 31, 2018 and 2017, and a component of the foreign tax rate differential for the three months ended December 31, 2017.

For consistency in presentation, the difference in tax provision on income before taxes is computed using the U.S. statutory rate of 35% for 2017, in determining Adjusted Net Income (Loss) for the respective periods. This is not calculated for the three months ended March 31, 2018 due to the change in U.S. tax law, effectively converting the U.S. to a territorial tax system.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and EBITDA Margins

	For the Three Months Ended
	Mar 31, 2018	Mar 31, 2017	Dec 31, 2017
	($ in thousands)

Net Income (Loss)	$(49,133)	$(7,534)	$173,568
Depreciation and Amortization	54,128	53,663	53,039
Subtotal	4,995	46,129	226,607
Interest Expense, net of Interest Income	6,779	4,931	3,324
Amortization included in Interest Expense	(774)	(283)	(283)
Provision (Benefit) for Income Taxes	5,888	(1,083)	(188,346)
EBITDA	$16,888	$49,694	$41,302

Revenue	$416,413	$446,176	$484,175

EBITDA margin %	4%	11%	9%

2018 EBITDA Estimates

	Low	High
	(in thousands)
Loss before income taxes	$(110,000)	(80,000)
Depreciation and amortization	210,000	220,000
Subtotal	100,000	140,000
Interest expense, net of interest income	40,000	40,000
EBITDA	$140,000	$180,000

Free Cash Flow

	For the Three Months Ended
	Mar 31, 2018	Mar 31, 2017
	(in thousands)
Net Income (Loss)	$(49,133)	$(7,534)
Depreciation and amortization	54,128	53,663
Other increases (decreases) in cash from operating activities	623	12,876
Cash flow provided by operating activities	5,618	59,005
Purchases of property and equipment	(25,732)	(17,807)
Free Cash Flow	$(20,114)	$41,198

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income and Margins by Segment

	For the Three Months Ended March 31, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$(2,398)	$1,755	$(2,359)	$1,679	$1,668	$(27,494)	$(27,149)

Adjusted operating income (loss)	$(2,398)	$1,755	$(2,359)	$1,679	$1,668	$(27,494)	$(27,149)

Revenue	$85,594	$126,688	$56,860	$61,288	$85,983		$416,413
Operating income (loss) % as reported in accordance with GAAP	(3)%	1%	(4)%	3%	2%		(7)%
Operating income (loss)% using adjusted amounts	(3)%	1%	(4)%	3%	2%		(7)%

	For the Three Months Ended March 31, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$5,925	$11,483	$187	$2,267	$5,026	$(25,038)	$(150)
Adjusted operating income (loss)	$5,925	$11,483	$187	$2,267	$5,026	$(25,038)	$(150)

Revenue	$94,022	$150,639	$62,956	$52,658	$85,901		$446,176
Operating income % as reported in accordance with GAAP	6%	8%	—%	4%	6%		—%
Operating income % using adjusted amounts	6%	8%	—%	4%	6%		—%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income and Margins by Segment

	For the Three Months Ended December 31, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$1,056	$11,121	$580	$2,159	$2,779	$(26,810)	$(9,115)
Adjustments for the effects of:
Charge related to prior year non-income related taxes	600	100	—	—	—	—	700
Total of adjustments	600	100	—	—	—	—	700
Adjusted operating income (loss)	$1,656	$11,221	$580	$2,159	$2,779	$(26,810)	$(8,415)

Revenue	$91,584	$156,398	$73,376	$64,830	$97,987		$484,175
Operating income (loss) % as reported in accordance with GAAP	1%	7%	1%	3%	3%		(2)%
Operating income (loss) % using adjusted amounts	2%	7%	1%	3%	3%		(2)%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended March 31, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$(2,398)	$1,755	$(2,359)	$1,679	$1,668	$(27,494)	$(27,149)
Adjustments for the effects of:
Depreciation and amortization	27,642	14,025	8,313	1,848	766	1,534	54,128
Other pre-tax	—	—	—	—	—	(10,091)	(10,091)
EBITDA	25,244	15,780	5,954	3,527	2,434	(36,051)	16,888
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	8,315	8,315
Total of adjustments	—	—	—	—	—	8,315	8,315
Adjusted EBITDA	$25,244	$15,780	$5,954	$3,527	$2,434	$(27,736)	$25,203

Revenue	$85,594	$126,688	$56,860	$61,288	$85,983		$416,413
Operating income (loss) % as reported in accordance with GAAP	(3)%	1%	(4)%	3%	2%		(7)%
EBITDA Margin	29%	12%	10%	6%	3%		4%
Adjusted EBITDA Margin	29%	12%	10%	6%	3%		6%

	For the Three Months Ended March 31, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$5,925	$11,483	$187	$2,267	$5,026	$(25,038)	$(150)
Adjustments for the effects of:
Depreciation and amortization	29,229	12,999	8,080	1,460	797	1,098	53,663
Other pre-tax	—	—	—	—	—	(3,819)	(3,819)
EBITDA	35,154	24,482	8,267	3,727	5,823	(27,759)	49,694
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	2,153	2,153
Total of adjustments	—	—	—	—	—	2,153	2,153
Adjusted EBITDA	$35,154	$24,482	$8,267	$3,727	$5,823	$(25,606)	$51,847

Revenue	$94,022	$150,639	$62,956	$52,658	$85,901		$446,176
Operating income % as reported in accordance with GAAP	6%	8%	—%	4%	6%		—%
EBITDA Margin	37%	16%	13%	7%	7%		11%
Adjusted EBITDA Margin	37%	16%	13%	7%	7%		12%
`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended December 31, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$1,056	$11,121	$580	$2,159	$2,779	$(26,810)	$(9,115)
Adjustments for the effects of:
Depreciation and amortization	27,445	13,437	8,127	2,336	794	900	53,039
Other pre-tax	—	—	—	—	—	(2,622)	(2,622)
EBITDA	28,501	24,558	8,707	4,495	3,573	(28,532)	41,302
Adjustments for the effects of:
Charge related to prior year non-income related taxes	600	100					700
Foreign currency (gains) losses	—	—	—	—	—	1,750	1,750
	600	100	—	—	—	1,750	2,450
Adjusted EBITDA	$29,101	$24,658	$8,707	$4,495	$3,573	$(26,782)	$43,752

Revenue	$91,584	$156,398	$73,376	$64,830	$97,987		$484,175
Operating income (loss) % as reported in accordance with GAAP	1%	7%	1%	3%	3%		(2)%
EBITDA Margin	31%	16%	12%	7%	4%		9%
Adjusted EBITDA Margin	32%	16%	12%	7%	4%		9%